Exhibit 99.1

FOR IMMEDIATE RELEASE

FRIENDFINDER NETWORKS INC. REPORTS 33% INCREASE IN ADJUSTED EBITDA

TO $27.2 MILLION IN FIRST QUARTER 2011

(Sunnyvale, CA – June 6, 2011) FriendFinder Networks Inc. (Nasdaq: FFN), a leading internet and technology company providing services in the rapidly expanding markets of social networking and web-based video sharing, today announced financial results for the first quarter ending March 31, 2011.

First Quarter 2011 Highlights

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Income from operations increased 52% year-over-year to $19.7 million

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Adjusted EBITDA increased 33% year over year to $27.2 million.

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Adjusted Cash flow increased 60% year-over-year to $14.3 million

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Net loss decreased from $0.60 per share in 2010 to $0.27 per share in 2011

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Raised $50 million in gross proceeds from Initial Public Offering

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Repaid $65.3 million in outstanding debt since December 31, 2010

“We had a strong first quarter, highlighted by a 33% increase in adjusted EBITDA and a 60% increase in our Adjusted Cash Flow,” said Marc Bell, Chief Executive Officer of FriendFinder Networks Inc.  “During the quarter, we realized further efficiencies in our advertising spend and we are seeing a nice ramp up in revenues from our newly released websites such as NoStringsAttached.com and YarrGame.com. In addition, our affiliate incentives appear to be well received by the affiliate community, which we expect will drive revenue and subscriber increases going forward. We are committed to focusing our efforts on revenue growth, both organically and through acquisitions.  We are currently considering several acquisition candidates that could jumpstart our growth.”

Financial Results:

Revenue for the first quarter of 2011 was $83.5 million.  Gross Profit for the first quarter of 2011 was $56.8 million. In these tough economic times, we continue to manage our business by creating new sites and optimizing our advertising and affiliate spending to maximize profitable revenue.

Income from operations for the first quarter of 2011 was $19.7 million, an increase of $6.7 million, or 51.5%, compared to $13.0 million for the first quarter of 2010.

Net Loss for the first quarter of 2011 was $3.7 million, or $(0.27) per share, compared to $8.3 million, or $(0.60) per share for the first quarter of 2010, representing a $4.6 million, or 55.4% decrease.

Adjusted EBITDA for the first quarter of 2011 was $27.2 million, an increase of $6.8 million, or 33.3%, compared to $20.4 million for the first quarter of 2010.

Adjusted Cash Flow for the first quarter of 2011 was $14.3 million, an increase of $5.4 million, or 60.3%, compared to $8.9 million for the first quarter of 2010.

Balance Sheet, Cash, Debt

As of March 31, 2011, the Company had cash and cash equivalents of $40.9 million, compared to $42.0 million at December 31, 2010.  As of March 31, 2011, the Company had outstanding debt of $543.5 million.  In the first quarter, the Company paid down $14.1 million of First Lien Notes and $0.6 million of Cash Pay Second Lien Notes.  In addition, on May 4, 2011, the Company paid down $9.3 million of First Lien Notes and $0.5 million of Cash Pay Second Lien Notes.

On May 11, 2011, the Company completed our initial public offering, and issued 5 million shares of common stock at a price of $10.00 per share.  The Company raised gross proceeds of $50.0 million, less underwriting fees and commissions of approximately 7.25% of the gross proceeds, or $3.6 million, and other offering expenses incurred since our new financing of $2.9 million, resulting in $43.5 million of net proceeds.

Subsequent to our initial public offering, the Company repaid $39.0 million in principal amount of our New First Lien Notes and $1.8 million Cash Pay Second Lien Notes at a redemption price of 110%.

As of June 6, 2011, the Company had $243.8 million of First Lien Notes outstanding, $11.0 of Cash Pay Second Lien Notes outstanding, and $237.2 million of Non-Cash Pay Second Lien Notes outstanding.

Non-GAAP Financial Measures

We believe that certain non-GAAP financial measures of earnings before deducting net interest expense, income taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA are helpful financial measures as investors, analysts and others frequently use EBITDA and Adjusted EBITDA in the evaluation of other companies in our industry.  For example, these measures eliminate one-time adjustments made for accounting purposes in connection with our Various acquisition in order to provide information that is directly comparable to our historical and current financial statements.  For more information regarding our acquisition of Various, please refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our History.” in our Form 10-Q and Prospectus.

These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate such financial measures differently, particularly as it relates to nonrecurring, unusual items.  Our non-GAAP financial measures of EBITDA, Adjusted EBITDA and Adjusted Cash Flow are not measurements of financial performance under GAAP and should not be considered as alternatives to cash flow from operating activities or as measures of liquidity or as alternatives to net income or as indications of operating performance or any other measure of performance derived in accordance with GAAP.

Management derived EBITDA and Adjusted EBITDA for the three months ended March 31, 2011 and 2010 using the adjustments shown in the attached table.  Adjusted Cash Flow was derived by subtracting capital expenditures and cash interest from Adjusted EBITDA.

SAFE HARBOR

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in the Company's most recent filings with the SEC.  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

ABOUT FRIENDFINDER NETWORKS INC.

FriendFinder Networks Inc. (www.FFN.com) is an internet-based social networking and technology company operating several of the most heavily visited websites in the world, including AdultFriendFinder.com, Amigos.com, AsiaFriendFinder.com, Cams.com, FriendFinder.com, BigChurch.com and SeniorFriendFinder.com. FriendFinder Networks Inc. also produces and distributes original pictorial and video content and engages in brand licensing.

The following table reflects the reconciliation of GAAP net loss to the non-GAAP financial measures of EBITDA and adjusted EBITDA.

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2011	2010
	(in thousands) (unaudited)
GAAP net loss	$(3,681)	$(8,269)
Add: Interest expense, net	21,950	22,837
Add (subtract): Income tax provision (benefit)	24	(92)
Add: Amortization of acquired intangible assets and software	3,923	6,264
Add: Depreciation and other amortization	1,222	1,208
EBITDA	$23,438	$21,948
Add: Broadstream arbitration provision	1,016	—
Add (subtract): Loss (gain) related to VAT liability not charged to customers	2,736	(1,482)
Adjusted EBITDA	$$27,190	$$20,466

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